Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report on the financial statements of Corporacion Mobilcom S.A. de C.V., dated March 10, 1997, appearing in this Registration Statement.

Deloitte & Touche LLP
Seattle, Washington
May 7, 1997